UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In September 2009, Neurovision Medical Products, Inc. (“NMP”) filed suit against NuVasive, Inc. (“NuVasive”) in the U.S. District Court for the Central District of California (the “District Court”) alleging trademark infringement and unfair competition. NMP sought cancellation of NuVasive’s “NeuroVision” trademark registrations, injunctive relief and damages based on NMP’s common law use of the “Neurovision” mark. After trial of the matter, on October 25, 2010 an unfavorable jury verdict was delivered against NuVasive relating to its use of the NeuroVision trade name. On January 3, 2011, the District Court ordered a judgment be entered in the case in the amount of $60.0 million plus attorney fees and costs, and granted a permanent injunction prohibiting NuVasive’s use of the NeuroVision name for marketing purposes. NuVasive promptly appealed the verdict to the Ninth Circuit Court of Appeals (the “Circuit Court”).

On September 10, 2012, the Circuit Court issued a ruling. This ruling:

•	Reversed and vacated the District Court’s judgment against NuVasive;

•	Reversed and vacated the injunction and the award of attorney fees and costs against NuVasive;

•	Remanded the case back to the District Court for a new trial; and

•	Instructed the District Court to assign the case to a different judge for the new trial.

NuVasive expects proceedings in front of a new judge in the District Court to commence in the coming months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: September 10, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, General Counsel